EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

 Name                                           State of Incorporation
 ----                                           ----------------------
 The Savannah Bank, National Association        United States (National Charter)

 Bryan Bank & Trust                             Georgia